Exhibit 99.2

CB Richard Ellis Group, Inc. Clarifies Time of Conference Call

Friday April 29, 11:26 am ET

LOS ANGELES—(BUSINESS WIRE)—April 29, 2005—CB Richard Ellis Group, Inc. (NYSE:CBG - News) today announced a clarification to the time of its first quarter 2005 earnings conference call. The conference call will be held at 10:30 a.m. Eastern time on Thursday, May 5, 2005. To access the call dial 800-553-5260 (in the U.S.) and 612-288-0329 (outside the U.S.) and use access code 779672. A transcript of the call will be available on the Investor Relations section of the Web site.

About CB Richard Ellis

CB Richard Ellis Group, Inc. (NYSE:CBG - News), a FORTUNE 1000 company headquartered in Los Angeles, is the world’s largest commercial real estate services firm (in terms of 2004 revenue). With approximately 13,500 employees, the company serves real estate owners, investors and occupiers through more than 200 offices worldwide (excluding affiliate and partner offices). The company’s core services include property sales, leasing and management; corporate services; facilities and project management; mortgage banking; investment management; appraisal and valuation; research and consulting. Please visit our Web site at www.cbre.com.